UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2012, ICF International, Inc. (the “Company”) entered into severance letter agreements (the “Severance Agreements”) with each of Isabel S. Reiff, the Company’s Executive Vice President for Corporate Business Development, and Ellen Glover, Executive Vice President of the Company (Ms. Reiff and Ms. Glover each an “Executive” and together the “Executives”).

Subject to certain restrictions and terms, the Severance Agreements provide that, in the event the Company involuntarily terminates an Executive’s employment without Cause (as defined in the Company’s 2010 Omnibus Incentive Plan), then she will be paid nine months of severance based on (i) such Executive’s then-current base salary and (ii) the bonus payment that she received in the prior 12 months. Such severance will be paid in bi-weekly installments in accordance with the Company’s scheduled pay dates.

If, within 12 months of a Change of Control of the Company (as defined in the Company’s 2010 Omnibus Incentive Plan), there is (i) a material reduction of the nature and scope of the Executive’s authorities, powers, functions or duties, (ii) a material reduction in the Executive’s compensation or (iii) a relocation of the Executive’s primary work location by more than 50 miles from her work location immediately prior to such Change of Control, such Executive will be paid (a) a lump sum based on a pro-rated share of her then-current year’s bonus target, and (b) 12 months of severance based on her then-current base salary, plus the bonus payment she received in the prior 12 months paid in bi-weekly installments in accordance with the Company’s scheduled pay dates.

In addition, any restricted stock units (“RSUs”) or non-qualified stock options (“NQSOs”) held by the Executive will immediately vest upon a Change of Control. The Fair Market Value (as defined in the Company’s 2010 Omnibus Incentive Plan) of any RSUs will be paid to the Executive in a lump sum within three days of the Change of Control and NQSOs will either be cancelled and replaced with a Replacement Award (as defined in the Company’s 2010 Omnibus Incentive Plan) or cancelled in exchange for a lump sum payment of the Fair Market Value of such NQSO.

In either scenario, the Executives may continue their health coverage under COBRA and, for the duration of the severance payments, the Company will continue to pay the employer portion of the applicable premiums. In addition, the Executives will be eligible for six-months of executive career transition assistance.

Any severance payments under the Severance Agreements are conditioned upon the execution by the applicable Executive of a release of claims against the Company and compliance by such Executive with any post-employment covenants (such as confidentiality, non-solicitation or non-competition) applicable to the Executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: February 27, 2012	By:	/s/ Sudhakar Kesavan
Sudhakar Kesavan
Chief Executive Officer